ADAMA TECHNOLOGIES CORP

2009 EMPLOYEE STOCK INCENTIVE PLAN

1.
Purpose:  The purpose of this 2009 Employee Stock Incentive Plan is to provide an additional incentive to employees of Adama Technologies Corp., a company incorporated under the laws of the State of Delaware or any successor thereto (the "Company"), officers, Directors, Consultants and certain other service providers of the Company  and any Parent or Subsidiary of the Company (both as defined below) to further the growth, development and financial success of the Company by providing them with opportunities to purchase or receive Shares (as defined below) of the Company pursuant to this 2009 Employee Stock Incentive Plan and to promote the success of the Company's business.

2.	Definitions: For the purposes of this 2009 Employee Stock Incentive Plan, the following terms shall have the meaning ascribed thereto as set forth below:

a)
"Applicable Laws" means the requirements relating to the adoption and administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code (as defined below), any rules and regulation promulgated thereunder, any stock exchange or quotation system on which the Shares (as defined below) may be listed or quoted and the Applicable Laws of any other country or jurisdiction where Awards (as defined below) are, or will be, granted under the Plan (as defined below), including, but not limited to, the Israeli tax laws.

b)
"Additional Rights" means any distribution of rights, including an issuance of bonus shares and stock dividends (but excluding cash dividends), in connection with Section 102 Trustee Awards (as defined below).

c)
"Agreement" means a written or electronic agreement between the Company and the Participant evidencing the terms and conditions of an individual grant of Awards, as further specified in Section 8 below. The Agreement is subject to the terms and conditions of the Plan.

d)
"Awards" means Options or Shares granted under the terms of this Plan, whether as an Incentive Stock Option, a Non-Statutory Stock Option, Section 102 Trustee Award, Section 102 Non-Trustee Award, Section 3(i) Award or under other tax regimes, or Shares issued upon exercise of Options.

e)	"Board" means the Board of Directors of the Company.

f)
"Cause" means any of the following: (i) a serious breach of trust, including but not limited to, theft, embezzlement, self-dealing, and/or breach of fiduciary duties; (ii) the Participant (as defined below) has committed any flagrant criminal offense; (iii) a material breach by the Participant of any agreement between the Participant and the Company and/or any Parent or Subsidiary, which has not been remedied within thirty (30) days after the Participant has received a written demand for performance from the Committee (as defined below); or (iv) any other circumstance justifying termination or dismissal without severance payment according to Israeli law.

g)
"Change in Control” means a change in ownership or control of the Company effected through any of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that, directly or indirectly, controls, is controlled by, or is under common control with the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to such transaction; (ii) a merger, consolidation, reorganization of the Company or a similar business combination, in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person or persons holding those securities, directly or indirectly, immediately prior to such transaction; or (iii) the sale, transfer or other disposition of all or substantially all of the Company’s assets (including, intellectual property rights which, in the aggregate, constitute substantially all of the Company’s material assets).

h)
"Committee" means a committee of Directors (as defined below) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.  In the absence of any such delegation, the Committee will consist of the entire Board.

i)	"Code" means the US Internal Revenue Code of 1986, as amended.

j)	“Companies Law” means the Israeli Companies Law 5759-1999, as amended.

k)	“Common Stock” means the Common Stock of the Company.

l)	"Company" means Adama Technologies Corp., a company incorporated under the laws of the State of Delaware, or any successor thereto.

m)	“Consultant” means any person or entity that is engaged by the Company or any Parent or Subsidiary of the Company to render consulting or advisory services to such entity.

n)	"Controlling Shareholder" has the meaning ascribed to it in Section 32(9) of the Tax Ordinance.

o)	“Director” means a member of the Board of Directors of the Company or any member of the Board of Directors of the Parent or Subsidiary of the Company.

p)
"Disability" means a complete and permanent inability, due to illness or injury, to perform the duties of the Participant's engagement at such time when the disability commenced, as determined by the Committee based on medical evidence acceptable to it. (ii) with regard to Incentive Stock Options and Non-Statutory Stock Options (both as defined below), total and permanent disability, as defined in Section 22(e)(3) of the Code.

q)
"Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a  Director's fee by the Company shall be sufficient to constitute “employment” by the Company. A person employed by the Company or any Parent or Subsidiary of the Company shall not cease to be an Employee for the purposes of the Plan in the case of (i) any leave of absence approved by the Company, or (ii) transfer between locations of the Company, or (iii) transfer of employment between the Company and any Parent or Subsidiary or any successor thereto. With regard to Section 102 Trustee Options and Section 102 Non-Trustee Options (as defined below), “Employee” includes Directors and office holders ("Nosei Misra" as such term is defined in the Israeli Companies Law),  and excludes any person who is a Controlling Shareholder prior to and/or after the issuance of the Options

r)
"Exercise Price" means the price per Share determined by the Committee in accordance with Section 10 below, which is to be paid to the Company in order to exercise an Option and purchase the Share(s) covered thereby.

s)	"Expiration Date" of an Option means the earlier of: (i) the expiration of ten (10) years from the date such Option was granted; or (ii) the expiration date set forth in the Agreement.

t)	"Fair Market Value" means, as of any date, the value of a Share determined as follows:

i)
If the Shares are admitted to trading on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sale price of a Share on the principal exchange on which Shares are then trading (or as reported on any composite index which includes such principal exchange), on the trading day immediately preceding such date, or if Shares were not traded on such date, then on the next preceding date of which a trade occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii)
If the Shares are not traded on an exchange, but are admitted to quotation on the Nasdaq or other comparable quotation system, the Fair Market Value shall be the mean between closing representative bid and asked prices for the Shares on the trading day immediately preceding such date or, if no bid and ask prices were reported on such date, then on the last date preceding such date on which both bid and ask prices were reported, all as reported by Nasdaq or such other comparable quotation system; or

iii)	If the Shares are not publicly traded on an exchange and not quoted on Nasdaq or a comparable quotation system, the Fair Market Value shall be determined in good faith by the Committee.

iv)
Without derogating from the foregoing and solely for the purpose of determining the tax liability, in the case of Capital Gain Option Through a Trustee (as defined below), the Fair Market Value of a Share at grant shall be determined in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance as further detailed in Section 16(b) below.

u)
“Incentive Stock Option” means an Award that is intended to qualify, and by its terms qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

v)
"Lock-up Period" means the period during which the Section 102 Trustee Section 102 Trustee Awards granted to a Participant as well as any Additional Rights distributed in connection therewith are to be held by the Trustee (as defined below) on behalf of the Participant, in accordance with Section 102 (as defined below) and pursuant to the Section 102(b) Route Election the Company elects.

w)	"Non-Statutory Stock Option” means an Award that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

x)	"Notice of Exercise" has the meaning ascribed to it in Section 11 below.

y)	"Option(s)" means a right to purchase Shares granted under the terms specified in the Plan.

z)	"Participant(s)" means any holder of one or more Shares, Options, or the Shares issuable or issued upon exercise of such Options, under the Plan.

aa)	"Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

bb)	"Plan" means this 2009 Employee Stock Incentive Plan, as amended from time to time.

cc)	“Proxy Holder” means the Chairman of the Board, as shall be in office from time to time or any other person designated by the Board to act as proxy holder.

dd)	"Section 3(i)" means that certain Section 3(i) of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, all as amended.

ee)	"Section 3(i) Award" means an Option or Share granted pursuant to Section 3(i).

ff)
"Section 102" means that certain Section 102 of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, all as amended.

gg)
“Section 102 Trustee Award" means an Option or Share granted under the Plan and that by its terms qualifies and is intended to qualify under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election (as defined below)) , as either:

i)	“Ordinary Income Award Through a Trustee” for the special tax treatment under Section 102(b)(1) and the “Ordinary Income Route”, or

ii)	“Capital Gain Award Through a Trustee” for the special tax treatment under Section 102(b)(2) and the “Capital Route”.

hh)
“Section 102(b) Route Election” means the right of the Company to choose either the “Capital Route” (as set under Section 102(b)(2)), or the “Ordinary Income Route” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Tax Ordinance, as further specified in Section 6 below.

ii)
“Section 102 Non-Trustee Award” means an Option or Share granted under the Plan and that by its terms does not qualify or is not intended to qualify as a Section 102 Trustee Award and is granted not through a trustee under the terms of Section 102(c) of the Tax Ordinance.

jj)	"Service Provider" means an Employee, officer, Director or Consultant.

kk)
“Share(s)” means Common Stock, par value US0.001 of the Company or any other type of authorized and registered stock of the Company, as shall be authorized by the Board for distribution under the Plan, all as adjusted in accordance with Section 13 of the Plan.

ll)	“Subsidiary” means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

mm)	“Tax Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, as amended.

nn)
“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company.

oo)	"Trust Agreement" means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.

pp)
"Trustee" means a person or an entity, appointed by the Company and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Participants the granted Awards, as well as any Additional Rights granted in connection therewith, in accordance with the provisions of Section 102.

3.
Interpretation: Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

4.	Administration of the Plan:

a)
The Committee shall have the power to administer the Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

b)
Subject to the terms and conditions of this Plan, and subject to the approval of any relevant authorities and to Applicable Laws, the Committee shall have full power and authority, at all times, to: (i) select the Service Providers to whom Awards may from time to time be granted hereunder, and to grant the Awards to the said Service Providers; (ii) determine the terms and provisions of the Agreements (which need not be identical) including, but not limited to, the type of the Awards to be granted, the number of Awards  to be granted, the Exercise Price, the time or times when and the extent to which an Award shall be vested and may be exercised and the nature and duration of restrictions as to the eligibility or transferability of an Award; (iii) accelerate the right of a Participant to exercise, in whole or in part, any Option, or extend such right; (iv) approve forms of Agreement for use under the Plan; (v) make a Section 102(b) Route Election (subject to the limitations set under Section 102(g)); (vi) interpret and construe the provisions of the Plan and the Agreements; (vii) determine the Fair Market Value of the Shares; (viii) adopt sub-plans, Plan addenda and appendices to the Plan as the Committee deems desirable, to accommodate foreign laws, regulations and practice. The provisions of such sub-plans, Plan addenda and appendices to the Plan may take precedence over other provisions of the Plan, with the exception of Section 5, but unless otherwise superseded by the terms of such sub-plans, Plan addenda and appendices to the Plan, the provisions of the Plan shall govern their operation; (ix) exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan, including but not limited to prescribe, amend and rescind any rules and regulations relating to the Plan (including rules and regulations relating to sub-plans, Plan addenda and appendices to the Plan established for the purpose of satisfying applicable foreign laws); and (x) take all other action and determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

c)
The interpretation and construction by the Committee of any provision of the Plan (including sub-plans, Plan addenda and appendices to the Plan), the Agreement or of any Award thereunder shall be final and conclusive, unless otherwise determined by the Board. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Agreement

5.	Reserved Shares:

a)
The aggregate number of Shares that may be issued under the Plan shall not exceed 25,000,000 (twenty five million) Shares, subject to adjustments as provided in Section 13 of the Plan.  The Shares subject to the Plan may be either authorized but unissued Shares or reacquired Shares, subject to Applicable Laws.

b)
Any Shares under the Plan, in respect of which the right hereunder of a Participant to purchase or receive the same shall for any reason terminate, become cancelled, expire or otherwise cease to exist, shall again be available for grant through Awards under the Plan (unless the Plan has terminated). No fraction of Shares may be issued under the Plan.

c)
The Board may, at any time during the term of the Plan, increase the number of Shares available for grant under the Plan or amend the type of Shares available for grant under the Plan.  The approval of the Company’s shareholders of such increase or amendment shall be obtained if so required under Applicable Laws and/or the Company’s incorporation documents and/or any Shareholders Rights Agreement, as shall be in effect from time to time.

6.
Section 102(b) Route Election: No Section 102 Trustee Awards may be granted under this Plan to any Participant, unless and until, the Company's election of the type of Section 102 Trustee Awards either as “Ordinary Income Award Through a Trustee” or as “Capital Gain Award Through a Trustee” is appropriately filed with the Israeli Income Tax Authorities. Such Section 102(b) Route Election shall become effective beginning the first date of grant of a Section 102 Trustee Award under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Section 102 Trustee Awards. The Section 102(b) Route Election shall obligate the Company to grant only the type of Section 102 Trustee Award it has elected, and shall apply to all Participants who were granted Section 102 Trustee Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For avoidance of doubt, it is clarified that the Company does not obligate itself to file a Section 102(b) Route Election, and in any case, such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Section 102 Non-Trustee Awards simultaneously.

7.	Eligible Participants:

a)
Subject to the terms and conditions of the Plan and any restriction imposed by Applicable Laws, Awards may be granted to Service Providers, as selected by the Committee in its sole discretion, provided however, that, (i) Section 102 Trustee Awards and Section 102 Non-Trustee Awards may be granted only to Employees of the Company and any Parent or Subsidiary thereof, and provided further that, such Parent or Subsidiary corporation is an "employing company" within the meaning of Section 102(a) of the Tax Ordinance; and (ii) Section 3(i) Awards may be granted only to (a) Consultants; and/or (b) employees, Directors and/or officers of the Company or any Parent or Subsidiary who are Controlling Shareholders prior to and/or after the issuance of the Awards.

b)
Eligibility to participate in the Plan does not confer any right to be granted Awards under the Plan. Participation in the Plan is voluntary. The grant of an Award to a Service Provider hereunder, shall neither entitle such Service Provider to participate, nor disqualify him from participating, in any other grant of Awards pursuant to this Plan or any other share incentive or stock option plan of the Company or any Parent or Subsidiary of the Company.

8.	Issuance of Awards:

a)
Awards may be granted at any time, after the Plan shall become effective as specified in Section 17 hereof, subject to obtaining all the necessary approvals (if any) from any regulatory body or governmental agency having jurisdiction over the Company and/or any Parent or Subsidiary and/or any Participant. In the case of Section 102 Trustee Awards, Awards may be granted after the passage of thirty (30) days (or a shorter period as and if approved by the tax authorities) following the delivery by the Company to the appropriate Israeli Income Tax Authorities of a request for approval of the Plan and the Trustee according to Section 102. Notwithstanding the above, if within ninety (90) days of delivery of the abovementioned request, the tax officer notifies the Company of its decision not to approve the Plan, the Awards, which were intended to be granted as a Section 102 Trustee Awards, shall be deemed to be Section 102 Non-Trustee Awards, unless otherwise was approved by the tax officer. The date of grant of each Award shall be the date specified by the Committee at the time such Award is granted and subject to the Applicable Laws.

b)
An Agreement shall evidence each Award granted pursuant to the Plan.  The Agreement shall state, inter alia, the number of Awards covered thereby, the type of Award granted thereunder, if applicable, any restrictions on the Participant's eligibility to the Awards, in the event of Options - the dates and schedule when the Option may be exercised and the Exercise Price thereof, and any other terms and conditions pertaining to the Awards as the Committee in its discretion may prescribe, provided that they are consistent with this Plan and Applicable Laws.

c)
Notwithstanding the above, in the event an Agreement shall designate the Awards granted thereunder as Incentive Stock Options, and the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds one hundred thousand US dollars ($100,000), such Options shall be treated as Non-Statutory Stock Options. For purposes of this Section 8(c), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted. In the event the foregoing results in the portion of an Incentive Stock Option exceeding the one hundred thousand US dollars ($100,000) limitation, only such excess shall be treated as a Non-Statutory Stock Option.

9.	Trustee:

a)
Notwithstanding anything to the contrary contained in the Plan, Section 102 Trustee Awards, which shall be granted under the Plan shall be issued to the Trustee who shall hold the same in trust for the benefit of the Participant at least for the Lock-up Period. Upon the conclusion of the Lock-up Period and subject to any further period included in the Plan and/or in the Agreement, the Trustee may release Section 102 Trustee Awards to the Participant only after the Participant 's full payment of his tax liability in connection therewith due pursuant to the Tax Ordinance.

b)
Notwithstanding the above, in the event the Participant shall elect to release the Section 102 Trustee Awards prior to the conclusion of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Participant.

c)
Any Additional Rights distributed to the Participant shall be deposited with and/or issued to the Trustee for the benefit of the Participant, and shall be held by the Trustee for the applicable Lock-up Period in accordance with the provisions of Section 102 and the Section 102(b) Route Election.

d)	The Company, any Parent or Subsidiary of the Company (if applicable), the Trustee and the Participant shall comply with the Tax Ordinance, Section 102 and the provisions of the Trust Agreement.

e)
Upon receipt of the Awards, the Participant will sign the Agreement, which shall be deemed as the Participant’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan and any Awards, Additional Right or other rights received by the Participant in connection therewith.

f)
The Committee shall determine and approve the terms of engagement of the Trustee, and shall be authorized to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Awards and Additional Rights held by such Trustee at such time to its successor.

g)
For as long as the Trustee holds Shares in trust for the benefit of the Participant, the Trustee shall not use the voting rights vested in such Shares, and shall not exercise such rights in any way whatsoever. In the event the right to vote such Shares is held by the Trustee pursuant to Section 102, then the Trustee shall execute an irrevocable voting proxy in the name of the Participant, for the benefit of whom the Trustee is holding the Shares, who shall have the voting rights vested in such Shares.

10.	Award Exercise Price and Consideration:

a)
The Exercise Price shall be as determined by the Committee on the date of grant of an Award, on an individual basis, subject to any guidelines as may be determined by the Board from time to time; provided, however, that the Exercise Price shall be not less than the nominal value of the Awards.

b)	Notwithstanding the foregoing, the Exercise Price shall be subject to the following restrictions:

i)	In the case of Incentive Stock Option

(1)
Granted to an Employee who, at the time of grant of such Option is a Ten Percent Shareholder, the Exercise Price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(2)	Granted to any other Employee, the per Share Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

ii)	In the case of Non-Statutory Stock Option

(1)
Granted to a Service Provider who, at the time of grant of such Option, is a Ten Percent Shareholder, the Exercise Price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(2)
Granted to any other Service Provider, the per Share Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, unless specifically determined otherwise by the Committee.

Notwithstanding the foregoing, Options may be granted with a per Share Exercise Price other than as required above pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

c)
The Exercise Price to be paid for Shares to be issued under this Plan, including the method of payment, shall be determined by the Committee subject to Applicable Laws. Such consideration may consist of, without limitation, (1) cash, or (2) check or wire transfer, or (3) other Shares having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Award, provided that, if such Shares were acquired directly from the Company, they have been owned by the Participant, and not subject to a substantial risk of forfeiture, for more than six months on the date of surrender, (4) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee, or (5) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

11.	Exercise of Options:

a)
Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Option be exercisable after its Expiration Date, as further specified in Section 11(b) below.

Unless the Committee provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

b)
Anything herein to the contrary notwithstanding, if any Option, or any part thereof, has not been exercised prior to its Expiration Date and the Shares covered thereby not paid for until such date, then such Option, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Participant in and to the same shall expire.

c)
Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, including but not limited to, as a result of adjustments as provided in Section 13 hereof, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number of Shares

d)
An Option, or any part thereof, shall be exercisable by the Participant's signing and returning to the Company at its principal office, on any business day, a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time and in accordance with the requirements of Applicable Laws, which exercise shall be effective upon receipt of such signed notice by the Company at its principal office.  The Notice of Exercise shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the aggregate Exercise Price due with respect to the Shares to be purchased. Such payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Agreement and the Plan. If required under Applicable Laws, the Notice of Exercise shall also be accompanied by payment of the aggregate withholding taxes due with respect to the exercise of Options and/or purchased Shares.

e)
If Applicable Laws require the Company to take any action with respect to the Shares specified in the Notice of Exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

f)
Prior to exercise, the Participant shall have none of the rights and privileges of a shareholder of the Company in respect to any Shares purchasable upon the exercise of any part of an Option.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised, subject to the provisions of Section 15 hereof.  No adjustment will be made for a dividend or other right, for which the record date precedes the date of issuance of the Shares, except as provided in Section 13 hereof.

12.	Termination of Relationship as a Service Provider:

a)
Except as provided below, an Option, or any part thereof, may not be exercised unless the Participant is then a Service Provider of the Company or any Parent or Subsidiary thereof, and unless the Participant has remained continuously a Service Provider since the date of grant of the Option, unless the Committee determines that a longer period is applicable or such longer period is otherwise set forth in the Agreement.

b)
Unless otherwise provided by the Committee, if a Participant ceases to be a Service Provider of the Company or any Parent or Subsidiary thereof for any reason (including, but not limited to, resignation and retirement, but excluding termination by reasons of dismissal not for Cause, Participant 's Disability, death or Cause, for which events there are special rules in Subsections (c) through (e) below), all Options granted to the Participant, which are vested and exercisable at the time of such termination, may be exercised within one (1) month following the date of such termination, but in no event later than the Expiration Date of such Option, as set forth in the Agreement. If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee provides otherwise, if on the date of termination, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

c)
Unless otherwise provided by the Committee, if a Participant ceases to be a Service Provider of the Company or any Parent or Subsidiary thereof as a result of dismissal not for Cause of Employee or termination by the Company (or any Parent or Subsidiary) of the engagement agreement with the Participant not for Cause, all Options granted to the Participant, which are vested and exercisable at the time of such dismissal/termination, may, unless earlier terminated in accordance with the Agreement, be exercised within three (3) months following the date of such termination, but in no event later than the Expiration Date of such Option, as set forth in the Agreement. If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee provides otherwise, if on the date of termination, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

d)
Unless otherwise provided by the Committee, if a Participant ceases to be a Service Provider of the Company or any Parent or Subsidiary thereof as a result of Participant’s Disability or death, all Options granted to the Participant, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Agreement, be exercised within six (6) months following the Participant’s termination, but in no event later than the Expiration Date of such Option, as set forth in the Agreement.  In the case of the Participant's death, such Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that Option, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Committee.  If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee provides otherwise, if, on the date of termination, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

e)
Notwithstanding the above, if a Participant ceases to be a Service Provider of the Company or any Parent or Subsidiary thereof for Cause, all outstanding Options granted to such Participant (whether vested or not) shall, to the extent not theretofore exercised, expire immediately upon the earlier of: (i) the date of such termination; or (ii) the time of delivery of the notice of termination for Cause, unless otherwise determined by the Committee. The Shares covered by such expired Options shall revert to the Plan.

f)
In addition and notwithstanding Subsections (b) through (d) above, if after termination of relationship as a Service Provider Participant does not comply in full with any of non-compete, non solicitation, confidentiality or any other requirement of any agreement between the Participant and the Company (or any Parent or Subsidiary thereof engaging the Participant), the Committee may, in its sole discretion, refuse to allow the exercise of the Options.

g)
For the purpose of this Section 12, termination of relationship as a Service Provider shall be deemed to be effective upon the date, which is designated by the Company (or any Parent or Subsidiary thereof engaging the Participant) as the last day of the Participant’s service with the Company or any Parent or Subsidiary thereof.

h)
For the purpose of this Section 12, a transfer of the Participant from the service of the Company to any Parent or Subsidiary (and vise versa) or between Parent or Subsidiary shall not be deemed a termination of relationship as a Service Provider, unless otherwise determined by the Committee.

13.	Adjustments, Liquidation and Corporate Transaction: Upon the occurrence of any of the following described events, the Plan shall be adjusted as hereinafter provided.

a)
Changes in Capitalization. The number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number and type of Awards, as well as the Exercise Price per Share covered by each outstanding Award, shall be proportionately adjusted for any: increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, in its sole discretion. The Company shall not be required to issue fractional Shares or other securities under the Plan as a result of such adjustment and any fractional interest in a Share or other security that would otherwise be delivered upon the exercise of an Award will be rounded, as detailed in Section 11(c) hereof.

b)
Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Participants of such event and any Options that have not been previously exercised will terminate immediately prior to the consummation of such dissolution or liquidation.  Notwithstanding the above, in the event of a voluntary liquidation of the Company, which is not within the frame of a Corporate Transaction, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction, and any Options that have not been previously exercised will terminate immediately prior to the consummation of such proposed transaction.

c)
Change in Control.  In the event of a Change in Control of the Company, each outstanding Award shall be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the case of such assumption or substitution of Awards, appropriate adjustments shall be made in the number and type of Shares covered by each outstanding Award, as well as the Exercise Price per Share covered by each such outstanding Award.  In the event that the Award is not assumed or substituted for following the Change in Control, the Award may be terminated in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Award (either to the extent then exercisable or, at the discretion of the Committee, the Award being made fully exercisable for purposes of this Section 13(c)) over the Exercise Price thereof. The Committee shall not be required to treat all Awards similarly in the transaction. For the purposes of this sub-Section 13(c), the Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of the same type of Share for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares or any separate class of Shares, if applicable); provided, however, that if such consideration received in the Change in Control is not solely stock of the successor corporation or its Parent or Subsidiary, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per Share consideration received by holders of the same type of Shares in the Change in Control.

14.	Limited Transferability and Restrictions on Sale of Awards:

a)
Except and to the extent otherwise provided by the Committee with respect to Non-Statutory Stock Option, no Option may be sold, pledged, assigned, hypothecated or transferred other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant.  The terms of the Plan and the Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan shall be null and void.

b)
Without derogating from the provisions of Section 14(a) above, with regard to Section 102 Trustee Awards and any Shares issued upon exercise of an Options, as long as such Options and/or Shares are held by the Trustee on behalf of the Participant, all rights of the Participant with respect thereto are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or by the laws of descent and distribution.

c)
Shares issued under this Plan shall be subject to such restrictions on transfer and/or sale as are generally applicable to Shares of the Company, including but not limited to (i) restrictions detailed in the Company's incorporation documents, as may be amended from time to time; and (ii) any restrictions on transfer and/or sale under any Applicable Law.

d)
In the event the Shares shall be registered for trading in any public market, the Committee may impose certain limitations on the Optionee’s right to sell the Shares (including a lock-up period) as may be requested by the Company’s underwriters or as the Committee may, in its absolute discretion, determine to be necessary or advisable, and Participant shall unconditionally agree and accept any such limitations.

15.	Conditions Upon Issuance of Shares:

a)
Shares shall not be issued under this Plan unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Without derogating from the generality of the foregoing, the Company shall not be required to issue or deliver any Shares (or any certificate or certificates for such Shares) prior to the completion of any registration or other qualification of such Shares, if so required under any applicable law and/or under the rulings or regulations of any governmental regulatory body which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

b)
As a condition to the issuance of Shares under the Plan, the Committee may require the Participant to represent and warrant, if, in the opinion of counsel for the Company, such a representation is required in order to comply with any registration exemption requirement, that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares; and (ii) the Participant shall not sell, transfer or otherwise dispose of any of the Shares so purchased by him, except in compliance with the applicable securities laws, and the rules and regulations thereunder. Furthermore, the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

c)	Except and to the extent otherwise expressly provided herein, Shares issued under this Plan shall be subject to the provisions of the Company's incorporation documents, as amended from time to time.

16.	Tax Consequences:

a)
Any tax consequences arising from the grant of any Award, the exercise of any Option, from the payment therefor, from the sale or disposition of such Awards or from any other event or act (of the Participant, the Company or any Parent or Subsidiary of the Company or the Trustee (if applicable)) hereunder, shall be borne solely by the Participant.  The Company or any Parent or Subsidiary or the Trustee (if applicable) shall withhold taxes according to the requirements under the Applicable Laws, and it may take steps as it may deem necessary for withholding all due taxes, including, but not limited to (i) to the extent permitted by Applicable Laws, deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, and/or (ii) requiring a Participant to pay to the Company or any Parent or Subsidiary or to the Trustee (as the case may be) the amount so required to be withheld as a condition for the issuance, delivery, distribution or release of any Shares. Furthermore, such Participant shall agree to indemnify the Company, any Parent or Subsidiary that engages the Participant and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.  Except as otherwise required by Applicable Laws, the Company shall not be required to release any Share certificate to a Participant until all required payments have been fully made.

b)
Notice to the Company of Disqualifying Disposition. Each Employee who receives Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of Incentive Stock Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the Incentive Stock Option, or (b) one year after the date the Employee acquired Shares by exercising the Incentive Stock Option, except as otherwise provided in Section 424(c) of the Code.

c)
Without derogating from the definition of Fair Market Value in Section 2(n) above, and solely for the purpose of determining the tax liability with respect to the grant of Capital Gain Award Through a Trustee pursuant to Section 102, in the event that Shares of the Company are listed for trade on any established stock exchange or national market system or in the event that Shares of the Company will be registered for trade within ninety (90) days following the date of grant of an Award, the Fair Marker Value of the Shares on the date of grant shall be equal to the average value of such Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trade, as the case may be, all in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance, unless otherwise agreed with the tax authorities.

d)
With regard to Section 102 Non-Trustee Option, in the event that the Participant shall cease to be employed by or, if applicable, cease to render his services to the Company or any Parent or Subsidiary, for any reason, the Participant shall be obligated to provide the Company and/or its Parent or Subsidiary with a security or guarantee, in the degree and manner satisfactory to them, to cover any future tax obligation resulting from the disposition of the Options and/or the Shares issued thereunder, all in accordance with Section 102.

e)
With regard to Section 102 Trustee Awards, the provisions of the Plan and the Agreement shall be subject to the provisions of Section 102 and the tax officer's approval, which shall be deemed an integral part of the Plan and the Agreement. To the extent that Section 102 and/or the tax officer's approval require the Plan and/or the Agreement to contain specified provisions in order to qualify the Options for preferential tax treatment, such provisions shall be deemed to be stated herein and/or in the Agreement, as applicable, and to be binding upon the Company, any Parent or Subsidiary and the Participant.

f)
With regard to Incentive Stock Option and Non-Statutory Stock Option, to the extent the Code and Treasury Regulations promulgated thereunder require the Plan to contain specified provisions in order to qualify the Options for preferential tax treatment, such provisions shall be deemed to be stated in this Plan.

17.	Term, Amendment and Termination of the Plan:

a)
The Plan shall become effective upon the earlier of: (i) its adoption by the Board, or (ii) its approval by the Company's stockholders, if such an approval is necessary to comply with Applicable Laws.  For purposes of Incentive Stock Options, the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board in the degree and manner required under Applicable Laws. If such approval is not obtained, any Incentive Stock Option shall be treated as Non-Statutory Stock Option.

b)	Unless sooner terminated, the Plan shall expire on the tenth (10) anniversary of its effective date.

c)
The Committee, at any time and from time to time, may terminate, suspend or amend the Plan. The Committee shall obtain approval from the Company’s shareholders of any Plan amendment to the extent necessary to comply with Applicable Laws.  No amendment, suspension or termination of the Plan shall adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18.
Inability to Obtain Authority:  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Options or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.
Continuance of Engagement: Neither the Plan nor any Award granted hereunder shall impose any obligation on the Company or its Parent or Subsidiary, to continue its relationship with a Participant as a Service Provider, and nothing in the Plan, in any Agreement or in any Award granted pursuant thereto shall confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or its Parent or Subsidiary nor shall it interfere in any way with his right or the Company's or its Parent or Subsidiary's right to terminate such relationship at any time, with or without Cause, and with or without notice.

20.
Non-Exclusivity of the Plan: The Plan shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options or equity otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.
Governing Law and Jurisdiction: This Plan and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws thereof. Any dispute arising out of this Plan and all instruments issued thereunder or in connection therewith shall be resolved exclusively by the appropriate court in the State of Israel.

22.
Reservation of Shares:  The Company, during the term of this Plan, shall at all times reserve and keep available such number and type of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.	Application of Funds: The proceeds received by the Company from the issuance of Shares under the Plan will be used for general corporate purposes of the Company.

24.
Severability: If any term or other provision of this Plan is determined to be invalid, illegal or incapable of being enforced by any Applicable Laws, the invalidity of such term or provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

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